CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268461 on Form S-6 of our report dated December 21, 2022, relating to the financial statement of FT 10468, comprising Cboe Vest Large Cap Deep Buffered 20 Portfolio, Series 23, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 21, 2022